EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made as of the date set forth on the signature pages attached hereto (“Effective Date”), by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

RECITALS

WHEREAS, on or prior to the date hereof, the Investor has acquired certain senior notes of the Company described on the signature page of the Investor attached hereto (the “Investor Notes”) issued pursuant to that certain Indenture, dated October 13, 2021 (the “Base Indenture”), by and between the Company and Wilmington Savings Fund Society, FSB (the “Trustee”) and certain supplemental indentures with respect thereto (the “Supplemental Indentures”, and together with the Base Indenture, collectively, the “Indenture”).

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Investor desire to cancel and retire such aggregate principal amount of the Investor Notes as set forth on the signature page of the Investor attached hereto (the “Investor Exchange Note Amount”, and such portion of the Investor Notes being exchanged hereunder, the “Investor Exchange Note”) in exchange for (i) such aggregate number of shares of Class A common stock, par value $0.0001 per share of the Company (the “Common Stock”) as set forth on the signature page of the Investor attached hereto (the “Exchange Shares”) in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.EXCHANGE.
On the date hereof, subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Investor Exchange Note for the Exchange Shares. On the date hereof, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):
1.1Upon receipt of the Exchange Shares in accordance with Section 1.2 (the “Delivery Time”), all of the Investor’s rights under the Investor Exchange Note shall be extinguished. If the aggregate amount outstanding under the Investor Note is greater than the Investor Exchange Note (such excess amount of the Investor Note, the “Remaining Investor

Note Amount”), the Investor Note shall as of the Delivery Time solely represent the Remaining Investor Note Amount (the “Investor Remaining Note”).
1.2On or prior to 10:00 a.m., New York City time on the first (1st) Trading Day after the date hereof, the Company shall credit the Exchange Shares to the Investor or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions set forth on the signature page of the Investor attached hereto (or otherwise delivered by the Investor in writing to the Company on or prior to the date hereof). On the date hereof, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares, irrespective of the date such Exchange Shares are credited to the Investor’s or its designee’s balance account with DTC in accordance herewith.
1.3As soon as commercially practicable on or after the Delivery Time, the Company and the Investor shall execute and deliver to the Trustee joint irrevocable instructions, in a form reasonably acceptable to the Company and the Investor (the “Trustee Joint Instruction Letter”) evidencing the Exchange in accordance herewith, the cancellation of the Investor Exchange Note and, if applicable, the creation of a book-entry or certification, as requested in the Trustee Joint Instruction Letter, of the Investor Remaining Note.
1.4The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange or as otherwise required by the Indenture.
1.5For the purpose of this agreement the following definitions will apply:
(a)“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.
(b)“Principal Market” means the Nasdaq Global Select Market.
(c)“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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2.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
The Company hereby represents and warrants as of the date hereof to, and covenants with, the Investor as follows:

2.1Organization and Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries (the “Subsidiaries”), if any, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.
2.2Authorization; Corporate Power. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) equitable principles generally, including any specific performance), and the Company has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), the Exchange, and the issuance of the Exchange Shares have been taken on or prior to the date hereof.
2.3Valid Issuance and Delivery of Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Exchange Shares are freely tradeable and shall not be required to bear any Securities Act or other restrictive legend. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted Exchange Shares that are freely tradable on the principal Eligible Market on which the Common Stock then trades without restriction and

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shall not be required to bear, and shall not bear, any Securities Act or other restrictive legend. The offer and issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act.
2.4Consents. No consent, waiver, approval or authorization of or designation, declaration or filing with any Person (as defined below) on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by this Agreement, except for such consent as have been obtained by the Company. For purposes of this Agreement, (i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof; and (ii) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
2.5No Default or Violation. The execution and delivery of the Agreement and the Exchange by the Company will not (i) result in a breach of or a default under any of the terms or provisions of (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound or (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets except in the case of clauses (i)(B) or (ii) for any such breaches, defaults or violations which would not have a Material Adverse Effect. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.
2.6Offering; No Consideration. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Exchange Shares. The Company represents and warrants that neither it nor any Person acting on its behalf, has directly or indirectly paid or given any commission or other remuneration for soliciting the transactions contemplated by this Agreement. The offer, exchange and issuance, as applicable, of the Exchange Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of state securities laws or other applicable

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blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.
2.7Absence of Litigation. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
2.8No Group, Underwriter, Agent, Broker or Dealer. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the Exchange, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder. The Company acknowledges that the Investor has not, directly or indirectly, acted as an underwriter, agent, broker or dealer of the Company or any of its Subsidiaries and, in connection with the Exchange and any subsequent sale of the Exchange Shares is not acting, directly or indirectly, as an underwriter, agent, broker or dealer of the Company or any of its Subsidiaries.
2.9Validity; Enforcement. This Agreement have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
2.10Disclosure of Agreement. On or before 9:30 a.m., New York City time, on the first Trading Day after the date hereof, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”), disclosing all material terms of the Exchange and any other material, nonpublic information provided to the Investor from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, including by attaching the form of this Agreement as an exhibit thereto. From and after the time the 8-K Filing has been filed with the SEC (the “Cleansing Time”), the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the Cleansing Time without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor after the Cleansing Time without the Investor’s express prior

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written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the Cleansing Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.
2.11Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.
2.12No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Exchange Shares under the Securities Act or cause this offering of the Exchange Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.
2.13Listing. The Company shall promptly secure the listing of the Exchange Shares upon the Principal Market (subject to official notice of issuance). The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2.13.
2.14Outstanding Shares. As of the date hereof, the Company has 8,205,772 shares of Common Stock issued and outstanding.
3.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.
The Investor represents and warrants to and covenants with the Company that:

3.1Valid Existence; Good Standing. Investor is validly existing and in good standing under the laws of the jurisdiction of its organization.

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3.2Authority; Authorization. The Investor has full right, power, authority and capacity to enter into this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Investor, this Agreement shall constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms (except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance).
3.3Title. The Investor owns and holds the entire right, title and interest in and to, and is the record and beneficial owner of, the Investor Exchange Note and the Investor owns the Investor Exchange Note free and clear of all Liens. The Investor has the full power and authority to vote, transfer and dispose of the Investor Exchange Note free and clear of any right or Liens. There is no restriction affecting the ability of the Investor to transfer the legal and beneficial title and ownership of the Investor Exchange Note to the Company and, as of the Delivery Time, the Company will acquire legal and valid title to the Investor Exchange Note, free and clear of all Liens. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Investor Exchange Note.
3.4Securities Act Exemption. The Investor understands that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Investor understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.
3.5Non-Affiliate. The Investor is not an Affiliate (as defined below) of the Company and has not been an Affiliate during the three months prior to the date hereof. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
3.6Information. The Investor has, in connection with its decision to acquire the Exchange Shares, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein.
3.7Advisors. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the exchange of the Investor Exchange Notes and execution and acquisition of the Exchange Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its

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sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Exchange Shares. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
4.NOTICES.
All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

If to the Company:

Greenidge Generation Holdings Inc.
590 Plant Road
Dresden, NY 14441
Telephone: (315) 536-2359
Attention: Jordan Kovler, Chief Executive Officer
E-Mail: jkovler@greenidge.com

With a copy (for informational purposes only) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Telephone: 212-451-2327
Attention: Kenneth M. Silverman
E-Mail: ksilverman@olshanlaw.com

If to the Investor, as set forth on the signature page of the Investor attached hereto, with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

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5.MISCELLANEOUS.
5.1Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
5.2Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
5.3Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware located in Wilmington Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
5.4Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.
5.5Fees and Expenses. The Company shall reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, a non-accountable amount of $25,000 (the “Investor Counsel Expense”).1 Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
1 Note: The investor legal fees in excess of the $10K retainer is to be split 50/50 by the parties.

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5.6Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
5.7Entire Agreement; Amendments. This Agreement and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.
5.8Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
5.9No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

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DATE: 10/24/2024

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

GREENIDGE GENERATION HOLDINGS INC.

By:    /s/ Jordan Kovler
Name: Jordan Kovler
Title: Chief Executive Officer

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DATE: 10/24/2024

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title:

Name of Investor Note: GREEL (CUSIP 39531G209)	Exchange Shares:_25,868______________________
Aggregate Principal Amount of Investor Note: $138,550.00 (5,542 Shares)
Aggregate Principal Amount of Investor Exchange Note: $138,550.00 (5,542 Shares)
DWAC INSTRUCTIONS:	Address for Notices:

Broker Name and DTC Number:

Account Number at DTC Participant
(if applicable):